Alliance One International, Inc.
Page 1
EXHIBIT 99.1

Alliance One International, Inc. Tel: 434 792 75115 512 Bridge Street Fax: 434 791 0377 Post Office Box 681 www.aointl.com Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
June 8, 2005

Alliance One Calls for Full Redemption of its 6 1/4% Convertible Subordinated Debentures due March 31, 2007

Danville, Va. – Alliance One International, Inc. (NYSE:  AOI), formerly known as DIMON Incorporated (“DIMON”), announced today that it is calling for full redemption of all of its 6 1/4% Convertible Subordinated Debentures due March 31, 2007 (the “Debentures”), in accordance with the terms of the Indenture dated as of April 1, 1997, between DIMON and LaSalle Bank National Association (formerly known as LaSalle National Bank), as Trustee (the “Trustee”).

The Debentures will be redeemed in full on July 8, 2005 at a redemption price of 101.25% of the principal amount thereof, plus accrued and unpaid interest to July 8, 2005, which will result in an aggregate redemption price of approximately $74.25 million.  On July 8, 2005, interest on the Debentures will cease to accrue, and the only remaining right of holders of the Debentures will be to receive payment of the redemption price upon surrender of the Debentures to the Trustee.

Holders of the Debentures will receive by mail or electronic notice a Notice of Full Redemption setting forth the redemption procedures.  On or before July 8, 2005, the Debentures should be presented to the Trustee, as paying agent for the redemption, at the office of the Trustee as set forth below:

LaSalle Bank National Association 135 South LaSalle Street Suite 1960 Chicago, Illinois 60603

On or before July 7, 2005, the Debentures may be converted into shares of the Company’s common stock at a conversion price of $28.77 per share.  The right to convert the Debentures will terminate at 5:00 pm, EST, on July 7, 2005.  Debentures to be converted may be surrendered for conversion pursuant to a Notice of Conversion accompanying the Notice of Full Redemption.

Holders of the Debentures should contact the Trustee, LaSalle Bank National Association, at (312) 904-2970 for additional information concerning the redemption of the Debentures.

Alliance One International, Inc.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Debentures, nor shall there be any sale of these Debentures in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Alliance One is a leading independent leaf tobacco merchant.  It selects, purchases, processes, stores, packs and ships tobacco grown in over 45 countries, and serves the world’s large multinational cigarette manufacturers in over 90 countries.  For more information, visit the company’s website at http://www.aointl.com.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts.  Such statements are based on the current beliefs and expectations of Alliance One’s management and are subject to significant risks and uncertainties.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products and the impact of regulation and litigation on Alliance One’s customers.

Alliance One does not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  Additional factors that could cause Alliance One’s results to differ materially from those described in the forward-looking statements can be found in Alliance One’s filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

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